SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 9, 2008



                       WHISPERING OAKS INTERNATIONAL, INC.
            ----------------- -------------------------------------
                 (Name of Small Business Issuer in its charter)

         Texas                         0-26947                 75-2742601
-------------------------         ------------------       ------------------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
of incorporation)                                          Identification No.)


                           7080 River Road, Suite 215
                   Richmond, British Columbia , Canada V6X 1X5
               --------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:    (866) 884-8669




                                       N/A
                  --------------------------------------------
          (Former name or former address if changed since last report)




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Item 1.01.  Entry into a Material Definitive Agreement

     On January 9, 2008, Biocurex signed a licensing agreement with Inverness Medical Innovations, Inc. Under terms of the agreement, Inverness obtained the worldwide, semi-exclusive rights to commercialize products using Biocurex's RECAF technology. The agreement includes payment to Biocurex of up-front fees, annual minimum royalties and royalties on any product sales.

     Inverness may terminate the License Agreement on 30 days notice written notice to Biocurex, provided that:

     o    All initial licensing fees must nevertheless be paid; and
     o If the License Agreement is terminated by Inverness without cause after the first commercial sale of a product subject to the License Agreement, an amount equal to the greater of $300,000 or the royalties payable to Biocurex during the twelve month period prior to the date of termination.



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 15, 2008

                                    WHISPERING OAKS INTERNATIONAL INC.


                                     By: /s/ Dr. Ricardo Moro
                                        -------------------------------------
                                        Dr. Ricardo Moro, President